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CONTACTS:
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Veronique Ondella                       Martine Nadeau
Netergy Networks                        Netergy Networks
(408) 654-0886                          (514) 282-8484, x259
veronique.ondella@netergynet.com
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FOR IMMEDIATE RELEASE


                     NETERGY NETWORKS ANNOUNCES DEPARTURES


SANTA CLARA, Calif., January 23, 2001 -- Netergy Networks, Inc. (Nasdaq: NTRG) announced today that Robert Habibi has resigned as a member of Netergy's Board of Directors. In addition, the Company announced that Jean-Luc Calonne, Senior Vice President for Business Operations and General Manager of the Company's Montreal office has resigned. Approximately 50 employees of Netergy's Montreal office have also submitted their resignations.